Prospectus Supplement No. 3                    Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated March 19, 1999)           Registration No. 333-74697


                    Pennsylvania Real Estate Investment Trust
                Distribution Reinvestment and Share Purchase Plan



         This prospectus supplement contains a revised Schedule A to the prospectus dated March 19, 1999, registration number 333-74697, relating to the Pennsylvania Real Estate Investment Trust Distribution Reinvestment and Share Purchase Plan. The revised Schedule A to the prospectus restates in its entirety the Schedule A previously included as part of the prospectus and the Schedules A previously included as part of prospectus supplements number one and two to the prospectus. The revised Schedule A provides the expected dates relating to optional cash payments and share distribution reinvestments under the plan for 2005 and 2006, each as described in the prospectus.

         If you would like to receive a copy of the entire prospectus, please call (215) 875-0735 or toll free (866) 875-0700 Extension 735. If you have any further questions regarding the plan, please contact us at:

                    Pennsylvania Real Estate Investment Trust
                    Attention: Jean Dardzinski, Director of Investor Relations The Bellevue
                    200 S. Broad Street
                    Philadelphia, PA   19102


            The date of this prospectus supplement is January 6, 2005

                                   Schedule A

                           Optional Cash Payment Dates
                                   2005 & 2006

------------------------------- ---------------------------- ---------------------------- ----------------------------
       Threshold Price                 Optional Cash               Pricing Period               Pricing Period
    and Discount Date Set            Payment Due Date             Commencement Date             Investment Date
------------------------------- ---------------------------- ---------------------------- ----------------------------
February 4, 2005                February 8, 2005             February 9, 2005             February 25, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

March 4, 2005                   March 8, 2005                March 9, 2005                March 24, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

April 4, 2005                   April 6, 2005                April 7, 2005                April 22, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

May 4, 2005                     May 6, 2005                  May 9, 2005                  May 24, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

June 6, 2005                    June 8, 2005                 June 9, 2005                 June 24, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

July 5, 2005                    July 7, 2005                 July 8, 2005                 July 25, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

August 4, 2005                  August 8, 2005               August 9, 2005               August 24, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

September 6, 2005               September 8, 2005            September 9, 2005            September 26, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

October 4, 2005                 October 6, 2005              October 7, 2005              October 24, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

November 4, 2005                November 8, 2005             November 9, 2005             November 25, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

December 5, 2005                December 7, 2005             December 8, 2005             December 23, 2005
------------------------------- ---------------------------- ---------------------------- ----------------------------

January 4, 2006                 January 6, 2006              January 9, 2006              January 25, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

February 6, 2006                February 8, 2006             February 9, 2006             February 27, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

March 6, 2006                   March 8, 2006                March 9, 2006                March 24, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

April 4, 2006                   April 6, 2006                April 7, 2006                April 25, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

May 4, 2006                     May 8, 2006                  May 9, 2006                  May 24, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

June 5, 2006                    June 7, 2006                 June 8, 2006                 June 23, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

July 5, 2006                    July 7, 2006                 July 10, 2006                July 25, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

August 4, 2006                  August 8, 2006               August 9, 2006               August 24, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

September 5, 2006               September 7, 2006            September 8, 2006            September 25, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

October 4, 2006                 October 6, 2006              October 9, 2006              October 24, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

November 6, 2006                November 8, 2006             November 9, 2006             November 27, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

December 4, 2006                December 6, 2006             December 7, 2006             December 22, 2006
------------------------------- ---------------------------- ---------------------------- ----------------------------

January 4, 2007                 January 8, 2007              January 9, 2007              January 24, 2007
------------------------------- ---------------------------- ---------------------------- ----------------------------

SHARE DISTRIBUTION REINVESTMENTS (1)

------------------------------------------------------------ ---------------------------------------------------------
                        Record Date                                            Investment Date (2)

------------------------------------------------------------ ---------------------------------------------------------
March 1, 2005                                                March 15, 2005
------------------------------------------------------------ ---------------------------------------------------------
June 1, 2005                                                 June 15, 2005
------------------------------------------------------------ ---------------------------------------------------------
September 1, 2005                                            September 15, 2005
------------------------------------------------------------ ---------------------------------------------------------
December 1, 2005                                             December 15, 2005
------------------------------------------------------------ ---------------------------------------------------------
March 1, 2006                                                March 15, 2006
------------------------------------------------------------ ---------------------------------------------------------
June 1, 2006                                                 June 15, 2006
------------------------------------------------------------ ---------------------------------------------------------
September 1, 2006                                            September 15, 2006
------------------------------------------------------------ ---------------------------------------------------------
December 1, 2006                                             December 15, 2006
------------------------------------------------------------ ---------------------------------------------------------

(1) The dates indicated are those expected to be applicable under the Plan with respect to future Distributions, if and when declared by the Board of Trustees. The actual record and payment dates will be determined by the Board of Trustees.

(2) The Investment Date relating to Distributions is also the pricing date with respect to Common Shares acquired directly from the Trust with such Distributions. See Question 12.


NEW YORK STOCK EXCHANGE HOLIDAYS

--------------------------------------------------- --------------------------------- ----------------------------------
                                                                  2005                              2006
--------------------------------------------------- --------------------------------- ----------------------------------
New Year's Day                                             January 1, 2005                     January 2, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Martin Luther King, Jr. Day                                January 17, 2005                    January 16, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
President's Day/Washington's Birthday                      February 21, 2005                   February 20, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Good Friday                                                March 25, 2005                      April 14, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Memorial Day                                               May 30, 2005                        May 29, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Independence Day                                           July 4, 2005                        July 4, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Labor Day                                                  September 5, 2005                   September 4, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Thanksgiving Day                                           November 24, 2005                   November 23, 2006
--------------------------------------------------- --------------------------------- ----------------------------------
Christmas Day                                              December 26, 2005                   December 25, 2006
--------------------------------------------------- --------------------------------- ----------------------------------

                                      -3-